Exhibit 99.5

The following unaudited pro forma consolidated financial statements as of December 31, 2010, and for the years ended December 31, 2010 and 2009, illustrate the effect of the acquisition of certain assets of Emerald Waste Services, LLC and certain affiliates (“Emerald Waste”), as described in Note 1 to the unaudited pro forma financial statements.  The unaudited pro forma consolidated balance sheet as of December 31, 2010 has been prepared assuming that the acquisition was consummated as of December 31, 2010.  The unaudited pro forma consolidated statements of operations for the years ended December 31, 2010 and 2009 have been prepared assuming that the transaction was consummated as of January 1, 2010 and 2009, respectively.

The historical results of our operations have been derived from our consolidated financial statements.  The historical results of Emerald Waste have been derived from Emerald Waste’s consolidated financial statements.

The Emerald Waste’s operations acquired by us include a transfer station and three hauling operations in Central Florida.  These operations were purchased by Emerald Waste on January 2, 2008.

The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial
Statements.  A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made.  Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information.  The unaudited pro forma financial statements and the notes thereto should be read in conjunction with our and Emerald Waste’s historical consolidated financial statements.

The unaudited pro forma consolidated statements of operations do not include and they do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of the periods presented, in such statements or the results that may be obtained in the future.

WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2010
(In thousands)

	WCA Historical	Emerald Waste Historical	Combined	Pro Forma Adjustments		Total

Assets
Current assets:
Cash and cash equivalents	$2,763	$36	$2,799	$(36)	(A)	$2,115
				(648)	(D)
Accounts receivable, net	26,113	3,146	29,259	(3,146)	(A)	26,113
Deferred tax assets	3,436	—	3,436			3,436
Inventories	—	147	147	(147)	(A)	—
Prepaid expenses and other	3,962	827	4,789	(827)	(A)	4,073
				111	(C)
Total current assets	36,274	4,156	40,430			35,737

Property and equipment, net	320,564	13,716	334,280	(13,716)	(A)	333,762
				13,198	(C)
Goodwill, net	71,578	16,247	87,825	(16,247)	(A)	101,329
				29,751	(C)
Intangible assets, net	7,891	—	7,891	3,513	(C)	11,404
Deferred financing costs, net	3,210	—	3,210			3,210
Other assets	345	—	345	101	(C)	446
Total assets	$439,862	$34,119	$473,981			$485,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,131	$822	$13,953	$(822)	(A)	$13,131
Accrued liabilities and other	13,921	2,264	16,185	(2,264)	(A)	14,835
				914	(C)
Note Payable	1,251	—	1,251			1,251
Current maturities of long-term debt	500	—	500			500
Total current liabilities	28,803	3,086	31,889			29,717

Long-term debt, less current maturities	232,571	—	232,571	33,110	(B)	265,681
Accrued closure and post-closure liabilities	11,571	—	11,571			11,571
Deferred tax liabilities	1,399	—	1,399	(326)	(D)	1,073
Intercompany payables	—	51,316	51,316	(51,316)	(A)	—
Other long-term liabilities	1,789	—	1,789			1,789
Total liabilities	276,133	54,402	330,535			309,831

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock	9	—	9			9
Common stock	217	—	217	24	(B)	241
Treasury stock	(5,322)	—	(5,322)			(5,322)
Additional paid-in capital	199,627	—	199,627	12,626	(B)	212,253
Contingent considerations	3,225	—	3,225			3,225
Equity	—	(20,283)	(20,283)	20,283	(A)	—
Retained earnings (deficit)	(34,027)	—	(34,027)	(322)	(D)	(34,349)
Total stockholders’ equity	163,729	(20,283)	143,446			176,057
Total liabilities and stockholders’ equity	$439,862	$34,119	$473,981			$485,888

The accompanying notes are an integral part of this financial statement.

WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2010
(In thousands, except per share amounts)

	WCA Historical	Emerald Waste Historical	Combined	Pro Forma Adjustments		Total

Revenue	$229,484	$31,013	$260,497	$—		$260,497
Expenses:
Cost of services	165,110	23,184	188,294	2,857	(E)	188,526
				(1,466)	(F)
				(1,159)	(G)
Depreciation and amortization	30,058	2,746	32,804	(82)	(H)	32,722
General and administrative	11,999	2,857	14,856	(2,857)	(E)	11,999
Gain on sale of assets	(938)	—	(938)			(938)
	206,229	28,787	235,016			232,309
Operating income	23,255	2,226	25,481			28,188

Other income (expense):
Interest expense, net	(19,028)	(5,693)	(24,721)	4,725	(J)	(19,996)
Write-off of deferred financing costs	(184)	—	(184)			(184)
Impact of interest rate swap	(236)	—	(236)			(236)
Loss on debt to equity conversion	—	(1,390)	(1,390)	1,390	(K)	—
Other expense, net	(3)	6	3			3
	(19,451)	(7,077)	(26,528)			(20,413)

Income (loss) before income taxes	3,804	(4,851)	(1,047)			7,775
Income tax provision	(1,915)	—	(1,915)	(1,533)	(L)	(3,448)
Net income (loss)	1,889	(4,851)	(2,962)			4,327
Accrued payment-in-kind dividend on preferred stock	(4,501)	—	(4,501)			(4,501)
Net loss available to common stockholders	$(2,612)	$(4,851)	$(7,463)			$(174)

Net loss available to common stockholders:
Earnings per share — basic	$(0.13)					$(0.01)

Earnings per share — diluted	$(0.13)					$(0.01)

Weighted average shares outstanding — basic	19,598					22,007

Weighted average shares outstanding — diluted	19,598					22,007

The accompanying notes are an integral part of this financial statement.

WCA WASTE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2009
(In thousands, except per share amounts)

	WCA Historical	Emerald Waste Historical	Combined	Pro Forma Adjustments		Total

Revenue	$194,138	$29,910	$224,048	$—		$224,048
Expenses:
Cost of services	130,287	22,755	153,042	2,153	(E)	154,123
				(1,072)	(F)
Depreciation and amortization	26,357	3,523	29,880	(859)	(H)	29,021
Loss on impairment of goodwill	—	9,314	9,314	(9,314)	(I)	—
General and administrative	13,496	2,153	15,649	(2,153)	(E)	13,496
Gain on sale of assets	(86)	—	(86)			(86)
	170,054	37,745	207,799			196,554
Operating income (loss)	24,084	(7,835)	16,249			27,494

Other income (expense):
Interest expense, net	(18,052)	(5,986)	(24,038)	5,038	(J)	(19,000)
Impact of interest rate swap	(2,063)	—	(2,063)			(2,063)
Other expense, net	(3)	—	(3)			(3)
	(20,118)	(5,986)	(26,104)			(21,066)

Income (loss) before income taxes	3,966	(13,821)	(9,855)			6,428
Income tax provision	(2,958)	—	(2,958)	(950)	(L)	(3,908)
Net income (loss)	1,008	(13,821)	(12,813)			2,520
Accrued payment-in-kind dividend on preferred stock	(4,278)	—	(4,278)			(4,278)
Net loss available to common stockholders	$(3,270)	$(13,821)	$(17,091)			$(1,758)

Net loss available to common stockholders:
Earnings per share — basic	$(0.21)					$(0.10)

Earnings per share — diluted	$(0.21)					$(0.10)

Weighted average shares outstanding — basic	15,824					18,233

Weighted average shares outstanding — diluted	15,824					18,233

The accompanying notes are an integral part of this financial statement.

WCA WASTE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.    BACKGROUND:

On December 15, 2010, WCA Waste Corporation (the “Company”), WCA Waste Systems, Inc., (“WCA Systems”), WCA of Mississippi, LLC (“WCA Mississippi” and, together with the Company and WCA Systems, the “WCA Parties”), entered into an Equity Interest Purchase Agreement (the “Original Agreement”) with EWS Holdings, LLC, (“EWS Holdings”), WRH Gainesville, LLC (“WRH Gainesville”), WRH Gainesville Holdings, LLC (“WRH Gainesville Holdings”), WRH Orange City, LLC (“WRH Orange City”), EWS Central Florida Hauling, LLC (“EWS CF”), MacLand Holdings, Inc. (“MacLand Holdings”), MacLand Disposal Center, Inc. (“MacLand I”), MacLand Disposal Inc. II (“MacLand II”) and Emerald Waste Services, LLC (“EWS” and, together with WRH Gainesville, WRH Gainesville Holdings, WRH Orange City, EWS CF, MacLand I and MacLand II, the “Acquired Companies”). Pursuant to the Original Agreement, the WCA Parties were to acquire all of the outstanding equity interests of the Acquired Companies, which own and operate the MacLand I commercial and industrial municipal solid waste landfill and the MacLand II construction and demolition landfill located in Mississippi which services five counties in Mississippi and Alabama, and a transfer station and hauling operations located in Central Florida which consist of 117 residential, commercial and roll-off routes servicing seven counties and 113,500 customers in the Gainesville, Orange City and Daytona Beach market areas.

On February 28, 2011, the parties to the Original Agreement entered into an Amended and Restated Equity Purchase Agreement (the “Amended Purchase Agreement”). Pursuant to the Amended Purchase Agreement, the Company agreed to acquire the outstanding equity interests of WRH Gainesville, WRH Gainesville Holdings, WRH Orange City, EWS CF and EWS (the “Florida Companies”), thereby only acquiring the transfer station and hauling operations located in central Florida. In consideration for the Florida Companies, the Company agreed to pay $33,000,000 in cash, a portion of which was used to pay all existing indebtedness of the Florida Companies, and 2,409,639 shares (the “Closing Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Closing Shares represent an agreed stock consideration amount of $12.0 million based on the volume weighted average price of the Common Stock for the ten trading days ending on February 24, 2011.  Upon closing, the Company also paid $0.1 million for additional net assets not included in the Amended Purchase Agreement.

2.    BASIS OF PRESENTATION:

The accompanying unaudited pro forma balance sheet has been prepared assuming that the acquisition and the related financing transactions occurred as of December 31, 2010. The accompanying unaudited pro forma statements of operations for the years ended December 31, 2010 and 2009 have been prepared assuming that such transactions were consummated as of January 1, 2010 and 2009, respectively.

3.    PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition and the related financing transactions:

(A)	To eliminate amounts on Emerald Waste’s balance sheet related to the Florida Companies before purchase price allocation.

(B)	To record receipt of aggregate proceeds of $33.1 million from our credit facility to pay for the cash consideration and issuance of 2,409,639 shares of WCA’s common stock.

(C)
To record purchase price allocation of the total consideration of approximately $45.8 million.  Based on preliminary determinations of the fair values of assets acquired, the preliminary purchase price allocation is as follows (dollars in millions):

Purchase Price:
Cash	$33.1
Common Stock	12.7
$45.8

Purchase Price Allocation:
Step-up in Fair Value of Assets:
Property and Equipment	$13.2
Intangible Assets	3.5
Goodwill	29.8
Working Capital, net	(0.7)
$45.8

(D)	To record estimated transaction costs and their related tax impact for this acquisition.

(E)
To record the reclassification of general and administrative costs to be consistent with WCA’s accounting classification. Under WCA’s organizational structure, these costs are considered a cost of operations.

(F)	To remove costs associated with the adjustment of Emerald Waste corporate expenses allocated to the acquired assets. WCA does not anticipate incremental costs associated with this acquisition.

(G)	To record reduced rental expense associated with leased equipment purchased with acquisition proceeds.

(H)
To record the adjustment of depreciation and amortization expense to reflect the revalued property and equipment and to consistently depreciate the acquired equipment and landfill assets using WCA’s methodologies (see note (C)).

(I)
To eliminate loss on impairment of goodwill related to the Florida Companies assuming there is no immediate impairment of goodwill as the purchase consideration reflects the fair value of the assets acquired.

(J)	To record the adjustment of interest expense consistent with the post-acquisition capital structure (see note (B)).

(K)	To eliminate loss on debt to equity conversion related to the Florida Companies because such transaction would not have occurred had the acquisition been consummated as of January 1, 2010.

(L)	To provide for taxes on Emerald Waste’s historical results and for the effects of Emerald Waste pro forma adjustments herein, utilizing WCA’s effective tax rate for each period.